                                                                  EXHIBIT 99.m15

                     AMENDMENT NO. 7 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
                      AMERICAN CENTURY CALIFORNIA TAX-FREE
                               AND MUNICIPAL FUNDS
                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                    AMERICAN CENTURY TARGET MATURITIES TRUST
                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                                     C CLASS

     THIS AMENDMENT NO. 7 TO MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER
SERVICES PLAN is made as of the 1st day of May, 2005, by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS, the Issuers (other than American Century Quantitative Equity
Funds, Inc., a Maryland corporation ("ACQEF, Inc.")) are parties to a certain
Master Distribution and Individual Shareholder Services Plan dated September 16,
2000, to be effective May 1, 2001 and amended August 1, 2001, December 3, 2001,
July 1, 2002 , September 3, 2002, January 2, 2004 and May 1, 2004 (the "Plan");
and

     WHEREAS, American Century Investment Trust has added a new series,
Inflation Protection Bond Fund;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     2. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Individual Shareholder Services Plan, as
amended by this Amendment No. 7.

     3. In the event of a conflict between the terms of this Amendment No. 7 and the Plan, it is the intention of the parties that the terms of this Amendment
No. 7 shall control and

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the Plan shall be interpreted on that basis. To the extent the provisions of the
Plan have not been amended by this Amendment No. 7, the parties hereby confirm and ratify the Plan.

     4. This Amendment No. 7 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 7 as of the date first above written.

                               AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
                               AMERICAN CENTURY GOVERNMENT INCOME TRUST
                               AMERICAN CENTURY INVESTMENT TRUST
                               AMERICAN CENTURY MUNICIPAL TRUST
                               AMERICAN CENTURY TARGET MATURITIES TRUST
                               AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                               BY:  /s/ Charles A. Etherington
                                    ---------------------------------------
                                    Charles A. Etherington
                                    Vice President of each of the Issuers

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                                   SCHEDULE A
                         SERIES OFFERING C CLASS SHARES

SERIES                                                      DATE PLAN ADOPTED
------                                                      -----------------

AMERICAN CENTURY CALIFORNIA TAX-FREE AND
MUNICIPAL FUNDS

>>California High-Yield Municipal                         May 1, 2001
>>California Intermediate-Term Tax-Free                   May 1, 2001
>>California Long-Term Tax-Free                           May 1, 2001

AMERICAN CENTURY GOVERNMENT INCOME TRUST

>>Ginnie Mae Fund (formerly GNMA Fund)                    May 1, 2001

AMERICAN CENTURY INVESTMENT TRUST

>>Diversified Bond Fund                                   September 3, 2002
>>Prime Money Market Fund                                 May 1, 2001
>>High-Yield Fund                                         July 2, 2002
>>Inflation Protection Bond Fund                          May 1, 2005

AMERICAN CENTURY MUNICIPAL TRUST

>>Arizona Municipal Bond Fund (formerly Arizona           May 1, 2001
   Intermediate-Term Municipal Fund)
>>Florida Municipal Bond Fund (formerly Florida           May 1, 2001
   Intermediate-Term Municipal Fund)
>>High-Yield Municipal Fund                               May 1, 2001
>>Tax-Free Bond Fund (formerly                            May 1, 2001
   Intermediate-Term Tax-Free Fund)

AMERICAN CENTURY TARGET MATURITIES TRUST
>>Target 2030 Fund                                        May 1, 2001

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
>>Equity Growth Fund                                      May 1, 2004
>>Income & Growth Fund                                    May 1, 2004

By:    /s/ Charles A. Etherington
       -----------------------------------------------
Name:  Charles A. Etherington
Title: Vice President
Date:  May 1, 2005

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